Exhibit 10.103

COMMERCIAL GUARANTY

Principal	Loan Date	Maturity	Loan No.	Call / Coll	Account	Officer 710	Initials

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “* * *” has been omitted due to text length limitations.

Borrower:	TDM Beach Villas, LLC, a Hawaii limited liability company 55 Merchant Street, Suite 2900 Honolulu, HI 96813	Lender:	Pacific Western Bank Beverly Hills Office 9454 Wilshire Boulevard Beverly Hills, CA 90212

Guarantor:	Kennedy-Wilson, Inc., a Delaware corporation 9601 Wilshire Boulevard, Suite 220 Beverly Hills, CA 90210

CONTINUING GUARANTEE OF PAYMENT AND PERFORMANCE.  For good and valuable consideration, Guarantor absolutely and unconditionally guarantees full and punctual payment and satisfaction of Guarantor’s Share of the Indebtedness of Borrower to Lender, and the performance and discharge of all Borrower’s obligations under the Note and the Related Documents. This is a guaranty of payment and performance and not of collection, so Lender can enforce this Guaranty against Guarantor even when Lender has not exhausted Lender’s remedies against anyone else obligated to pay the Indebtedness or against any collateral securing the Indebtedness, this Guaranty or any other guaranty of the Indebtedness. Guarantor will make any payments to Lender or its order, on demand, in legal tender of the United States of America, in same-day funds, without set-off or deduction or counterclaim, and will otherwise perform Borrower’s obligations under the Note and Related Documents. Under this Guaranty, Guarantor’s obligations are continuing.

INDEBTEDNESS.  The word “Indebtedness’’ as used in this Guaranty means all of the principal amount outstanding from time to time and at any one or more times, accrued unpaid interest thereon and all collection costs and legal expenses related thereto permitted by law, attorneys’ fees, arising from any and all debts, liabilities and obligations of every nature or form, now existing of hereafter arising or acquired, that Borrower individually or collectively or interchangeably with others, owes or will owe Lender. “Indebtedness” includes, without limitation, loans, advances, debts, overdraft indebtedness, credit card indebtedness, lease obligations, liabilities and obligations under any interest rate protection agreements or foreign currency exchange agreements or commodity price protection agreements, other obligations, and liabilities of Borrower, and any present or future judgments against Borrower, future advances, loans or transactions that renew, extend, modify, refinance, consolidate or substitute these debts, liabilities and obligations whether: voluntarily or involuntarily incurred; due or to become due by their terms or acceleration; absolute or contingent; liquidated or unliquidated; determined or undetermined; direct or indirect; primary or secondary in nature or arising from a guaranty or surety; secured or unsecured; joint or several or joint and several; evidenced by a negotiable or nonnegotiable instrument or writing; originated by Lender or another or others; barred or unenforceable against Borrower for any reason whatsoever; for any transactions that may be voidable for any reason such as infancy, insanity, ultra vires or otherwise); and originated then reduced or extinguished and then afterwards increased or reinstated.

If Lender presently holds one or more guaranties, or hereafter receives additional guaranties from Guarantor, Lender’s rights under all guaranties shall be cumulative. This Guaranty shall not (unless specifically provided below to the contrary) affect or invalidate any such other guaranties. Guarantor’s liability will be Guarantor’s aggregate liability under the terms of this Guaranty and any such other unterminated guaranties.

GUARANTOR’S SHARE OF THE INDEBTEDNESS.  The words “Guarantor’s Share of the Indebtedness” as used in this Guaranty mean an amount not to exceed Three Million & 00/100 Dollars ($3,000,000,00) of all The principal amount, interest thereon to the extent not prohibited by law, and all collection costs, expenses and attorneys’ fees whether or not there is a lawsuit, and if there is a lawsuit, any fees and costs for trial and appeals.

Guarantor’s Share of the Indebtedness will only be reduced by sums actually paid by Guarantor under this Guaranty, but will not be reduced by sums from any other source including, but not limited to, sums realized from any collateral securing the Indebtedness or this Guaranty, or payments by anyone other than Guarantor, or reductions by operation of law, judicial order or equitable principles. Lender has the sole and absolute discretion to determine how sums shall be applied among guaranties of the Indebtedness.

The above limitation on liability is not a restriction on the amount of the Note of Borrower to Lender either in the aggregate or at any one time.

CONTINUING GUARANTY.  THIS IS A “CONTINUING GUARANTY” UNDER WHICH GUARANTOR AGREES TO GUARANTEE THE FULL AND PUNCTUAL PAYMENT, PERFORMANCE AND SATISFACTION OF THE GUARANTOR’S SHARE OF THE INDEBTEDNESS OF BORROWER TO LENDER, NOW EXISTING OR HEREAFTER ARISING OR ACQUIRED, ON A CONTINUING BASIS. ACCORDINGLY, ANY PAYMENTS MADE ON THE INDEBTEDNESS WILL NOT DISCHARGE OR DIMINISH GUARANTOR’S OBLIGATIONS AND LIABILITY UNDER THIS GUARANTY FOR ANY REMAINING AND SUCCEEDING INDEBTEDNESS EVEN WHEN ALL OR PART OF THE OUTSTANDING INDEBTEDNESS MAY BE A ZERO BALANCE FROM TIME TO TIME.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all the Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor’s other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor’s written notice of revocation most be mailed to Lender, by certified mail, at Lender’s address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to new Indebtedness created after actual receipt by Lender of Guarantor’s written revocation. For this purpose and without limitation, the term “new Indebtedness” does not include the Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. For this purpose and without limitation, “new Indebtedness” does not include all or part of the indebtedness that is: incurred by Borrower prior to

Loan No: 406265122

revocation; incurred under a commitment that became binding before revocation; any renewals, extensions, substitutions, and modifications of the indebtedness. This Guaranty shall hind Guarantor’s estate as to the indebtedness created both before and after Guarantor’s death or incapacity, regardless of Lender’s actual notice of Guarantor’s death, Subject to the foregoing, Guarantor’s executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It is anticipated that fluctuations may occur in the aggregate amount of the Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of the Indebtedness, even to zero dollars ($0.00), shall not constitute a termination of this Guaranty. This Guaranty is binding upon Guarantor and Guarantor’s heirs, successors and assigns so long as any of the Guarantor’s Share of the indebtedness remains unpaid and even though the Guarantor’s Share of the Indebtedness may from time to time be zero dollars ($0.00).

GUARANTOR’S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantor’s liability under this Guaranty, from time to time:  (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the indebtedness or any part of the indebtedness, including increases and decreases of the rate of interest on the indebtedness; extensions may be repeated and may be for longer than the original loan term; (C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more Borrower’s sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness; (F) to apply such security agreement or deed of trust, as Lender in its discretion may determine; (G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR’S REPRESENTATIONS AND WARRANTIES.  Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty; (B) this Guaranty is executed at Borrower’s request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein; (F) upon Lender’s request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor’s financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor’s financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor’s financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid -taxes) against Guarantor is pending or threatened; (I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor’s risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR’S FINANCIAL STATEMENTS.  Guarantor agrees to furnish Lender with the following:

Additional Requirements.

ANNUAL STATEMENTS. Guarantor to provide Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year end, a consolidated balance sheet and income statement for the period ended in form satisfactory to Lender, audited by a CPA acceptable to Lender.  Statements may be due more often if requested by Lender.

INTERIM STATEMENTS.  Guarantor shall provide to Lender, as soon as available, but in no event later than forty-five (45) days after the end of each fiscal quarter (including fiscal year end), a self-prepared consolidated balance sheet and income statement for the period ended in form satisfactory to Lender.  Statements may be due more often if requested by Lender.

TAX RETURNS.  Guarantor to provide Lender with, as soon as available, but in no event later than thirty (30) days after the applicable filing date for the tax reporting period ended, Federal and other governmental tax returns.  If extensions are filed, copies of such extensions are to be provided immediately upon filing.

All financial reports required to be provided under this Guaranty shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Guarantor as being true and correct.

GUARANTOR’S WAIVERS.  Except as prohibited by applicable law, Guarantor waives any right to require Lender to (A) make any presentment, protest, demand, or notice of any kind, including notice of change of any terms of repayment of the Indebtedness, default by Borrower or any other guarantor or surety, any action or nonaction taken by Borrower, Lender, or any other guarantor or surety of Borrower, or the creation of new or additional Indebtedness; (B) proceed against any person, including Borrower, before proceeding against Guarantor; (C) proceed against any collateral for the Indebtedness, including Borrower’s collateral, before proceeding against Guarantor; (D) apply any payments or proceeds received against the Indebtedness in any order; (E) give notice of the terms, time, and place of any sale of the collateral pursuant to the Uniform Commercial Code or any other law governing such sale; (F) disclose any information about the Indebtedness, the Borrower, the collateral, or any other guarantor or surety, or about any action or nonaction of Lender; or (G) pursue any remedy or course of action in Lender’s power whatsoever.

Guarantor also waives any and all rights or defenses arising by reason of (H) any disability or other defense of Borrower, any other guarantor or surety or any other person; (I) the cessation from any cause whatsoever, other than payment in full, of the Indebtedness; (J) the application of proceeds of the Indebtedness by Borrower for purposes other than the purposes understood and intended by Guarantor and Lender; (K) any act of omission or commission by Lender which directly or indirectly results in or contributes to the discharge of Borrower or any other guarantor or surety, or the Indebtedness, or the loss or release of any collateral by operation of law or otherwise; (L) any statute of limitations in any action under this Guaranty or on the Indebtedness; or (M) any modification or change in terms of the Indebtedness., whatsoever, including without limitation, the renewal, extension, acceleration, or other change in the time payment of the Indebtedness is due and any change in the interest rate, and including any such modification or change in terms after revocation of this Guaranty on the Indebtedness incurred prior to such revocation.

Guarantor waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive.

Guarantor waives all rights and any defenses arising out of an election of remedies by Lender even though that the election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Guarantor waives all rights and defenses that Guarantor may have because Borrower’s obligation is secured by real property. This means among other things: (N) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower.  (O) If Lender forecloses on any real property collateral pledged by Borrower: (1) the amount of Borrower’s obligation may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price. (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s obligation is secured by real property.  These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure,

Guarantor understands and agrees that the foregoing waivers are unconditional and irrevocable waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under state and federal law.  The rights and defenses waived include, without limitation, those provided by California laws of suretyship and guaranty, anti-deficiency laws, and the Uniform Commercial Code.  Guarantor acknowledges that Guarantor has provided these waivers of rights and defenses with the intention that they be fully relied upon by Lender.  Guarantor further understands and agrees that this Guaranty is a separate and independent contract between Guarantor and Lender, given for full and ample consideration, and is enforceable on its own terms.  Until all of the indebtedness is paid in full, Guarantor waives any right to enforce any other guarantor, surety, or other person, and further, Guarantor waives any right to participate in any collateral for the Indebtedness now or hereafter held by Lender.

Guarantor’s Understanding With Respect To Waivers.  Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor’s full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

Subordination of Borrower’s Debts to Guarantor.  Guarantor agrees that the Indebtedness, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent.  Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower.  In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness.  Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness.  If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender.  Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to file financing statements and continuation statements and to execute documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

Miscellaneous Provisions.  The following miscellaneous provisions are a part of this Guaranty:

AMENDMENTS. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or hound by the alteration or amendment.

ATTORNEYS’ FEES; EXPENSES.  Guarantor agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Guaranty.  Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement.  Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

CAPTION HEADINGS.  Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

GOVERNING LAW.  This Guaranty will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions.

CHOICE OF VENUE.  f there is a lawsuit, Guarantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

INTEGRATION. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor’s attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor’s intentions and parol evidence is not required to interpret the terms of this Guaranty.  Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender’s attorneys’ fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

INTERPRETATION. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words “Borrower” and “Guarantor” respectively shall mean all and any one or more of them.  The words “Guarantor,” “Borrower,” and “Lender” include the heirs, successors, assigns, and transferees of each of them.  If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced.  Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable.  If any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

NOTICES. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Guaranty.  All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Lender as provided in the section of this Guaranty entitled “DURATION OF GUARANTY.”  Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor’s current address.  Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to he notice given to all Guarantors.

NO WAIVER BY LENDER.  Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Guaranty shall not prejudice of constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Guaranty.  No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender’s rights or of any of Guarantor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

SUCCESSORS AND ASSIGNS.  Subject to any limitations stated in this Guaranty on transfer of Guarantor’s interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

Definitions.  The following capitalized words and terms shall have the following meanings when used in this Guaranty.  Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require.  Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

BORROWER.  The word “Borrower” means TDM Beach Villas, LLC, a Hawaii limited liability company and includes all co-signers and co-makers signing the Note and all their successors and assigns,

GAAP. The word “GAAP” means generally accepted accounting principles.

GUARANTOR. The word “Guarantor” means everyone signing this Guaranty, including without limitation Kennedy-Wilson, Inc., a Delaware corporation, and in each case, any signer’s successors and assigns,

GUARANTOR’S SHARE OF THE INDEBTEDNESS. The words “Guarantor’s Share of the Indebtedness” mean Guarantor’s indebtedness to Lender as more particularly described in this Guaranty.

GUARANTY.  The word “Guaranty” means this guaranty from Guarantor to Lender,

INDEBTEDNESS.  The word “Indebtedness” means Borrower’s indebtedness to Lender as more particularly described in this Guaranty.

LENDER. The word “Lender” means Pacific Western Bank, its successors and assigns.

NOTE. The word “Note” means the promissory note dated November 24, 2008, in the original principal amount of $6,000,000.00 from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

RELATED DOCUMENTS. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

EACH UNDERSIGNED GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS GUARANTY AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS GUARANTY IS EFFECTIVE UPON GUARANTOR’S EXECUTION AND DELIVERY OF THIS GUARANTY TO LENDER AND THAT THE GUARANTY WILL CONTINUE UNTIL TERMINATED IN THE MANNER SET FORTH IN THE SECTION TITLED “DURATION OF GUARANTY”, NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS GUARANTY EFFECTIVE, THIS GUARANTY IS DATED NOVEMBER 24, 2008.

Guarantor:

KENNEDY-WILSON, INC. A DELAWARE CORPORATION

By:		By:
	Mary L. Ricks, Vice President of Kennedy-Wilson, Inc.,		Freeman A. Lyle, CFO/Secretary of Kennedy-Wilson, Inc.,
	a Delaware corporation		a Delaware corporation

LAND COURT SYSTEM		REGULAR SYSTEM

After Recordation, Return By:	Mail ( )	Pickup To: ( )

		Total	Pages:

Pacific Western Bank
Beverly Hills Office
9454 Wilshire Boulevard Beverly
Hills, CA 90212

PARTIES TO DOCUMENT

Grantor:
Grantee:	Pacific Western Bank
Beverly Hills Office
9454 Wilshire Boulevard
Beverly Hills, CA 90212

HAZARDOUS SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT

THIS HAZARDOUS SUBSTANCES AGREEMENT dated November 24, 2008, is made and executed among TDM Beach Villas, LLC, a Hawaii limited liability company, whose address is 55 Merchant Street, Suite 2900, Honolulu, HI 96813 (sometimes referred to below as “Borrower” and sometimes as “Indemnitor”); Mark S. Richards, Individually, whose address is 55 Merchant Street, Suite 2900, Honolulu, HI 96813, Thomas C. Connor, Individually, whose address is 55 Merchant Street, Suite 2900, Honolulu, HI 96813, Donald W. Wooley, Individually, whose address is 55 Merchant Street, Suite 2900, Honolulu, HI 96813, Luke B. Mashburn, individually, whose address is 55 Merchant Street, Suite 2900, Honolulu, HI 96813, Mark S. Richards and Cheryl L. Richards, Trustees of Mark S. and Cheryl L. Richards Family Revocable Trust under the provisions of a trust agreement dated March 17, 1989, whose address is 55 Merchant Street, Suite 2900, Honolulu, Hi 96813 and Kennedy-Wilson, Inc., a Delaware corporation, whose address is 9601 Wilshire Boulevard, Suite 220, Beverly Hills, CA 90210 (sometimes individually or collectively referred to below as “Guarantor” and sometimes as “Indemnitor”); and Pacific Western Bank, Beverly Hills Office, 9454 Wilshire Boulevard, Beverly Hills, CA 90212 (referred to below as “Lender”). For good and valuable consideration and to induce Lender to make a loan to Borrower, each party executing this Agreement hereby represents and agrees with Lender as follows:

PROPERTY DESCRIPTION. The word “Property’ as used in this Agreement means the following Real Properly located in Hawaii County, State of Hawaii.

See Exhibit “A”, which is attached to this Agreement and made a part of this Agreement as if fully set forth herein.

The Real Property or its address is commonly known as 72-440 Nukumeorneo Place, Kailua-Kona, HI 96740.  The Real Property tax identification number is 7-2-032-005,

REPRESENTATIONS.  The following representations are made to Lender, subject to disclosures made and accepted by Lender in writing:

Use of Property. After due inquiry and investigation. Indemnitor has no knowledge, or reason to believe. that there has been any use, generation, manufacture, storage, treatment, refinement. transportation, disposal, release, or threatened release of any Hazardous Substances by any person on, under, or about the Property.

Hazardous Substances. After due inquiry and investigation, Indemnitor has no knowledge, or reason to believe, that the Property, whenever and whether owned by previous Occupants, has ever contained asbestos, PCBs, lead paints or other Hazardous Substances. whether used in construction or stored on the Property.

No Notices.  Indemnitor has received no summons, citation, directive, letter or other communication, written or oral, from any agency or department of any county or state or the U.S. Government concerning any intentional or unintentional action or omission on, under, or about the Property which has resulted in the releasing, spilling. leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances into any waters, ambient air or onto any lands or where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air or other natural resources.

AFFIRMATIVE COVENANTS.  Indemnitor covenants with Lender as follows:

Use of Property.  Indemnitor will not use and does not intend to use the Property to generate, manufacture, refine, transport, treat, store, handle or dispose of any Hazardous Substances, PCBs, lead paint or asbestos.

Compliance with Environmental Laws.  Indemnitor shall cause the Property and the operations conducted on it to comply with any and all Environmental Laws and orders of any governmental authorities having jurisdiction under any Environmental Laws and shall obtain, keep in effect and comply with all governmental permits and authorizations required by Environmental Laws with respect to such Property or operations.  Indemnitor shall furnish Lender with copies of all such permits and authorizations and any amendments or renewals of them and shall notify Lender of any expiration or revocation of such permits or authorizations.

Preventive, Investigatory and Remedial Action.  Indemnitor shall exercise extreme care in handling Hazardous Substances if Indemnitor uses or encounters any.  Indemnitor, at lndemnitor’s expense, shall undertake any and all preventive, investigatory or remedial action (including emergency response, removal, containment and other remedial action) (a) required by any applicable Environmental Laws or orders by any governmental authority having jurisdiction under Environmental Laws. or (b) necessary to prevent or minimize property damage (including damage to Occupant’s own property), personal injury or damage to the environment, or the threat of any such damage or injury, by releases of or exposure to Hazardous Substances in connection with the Property or operations of any Occupant on the Property.  In the event Indemnitor fails to perform any of Indemnitor’s obligations under this section of the Agreement, Lender may (but shall not be required to) perform such obligations at Indemnitor’s expense.  All such costs and expenses incurred by Lender under this section and otherwise under this Agreement shall be reimbursed by Indemnitor to Lender upon demand with interest at the Note default rate, or in the absence of a default rate, at the Note interest rate, Lender and Indemnitor intend that Lender shall have full recourse to Indemnitor for any sum at any time due to Lender under this Agreement. In performing any such obligations of indemnitor, Lender shall at all times be deemed to be the agent of Indemnitor and shall not by reason of such performance be deemed to be assuming any responsibility of Indemnitor under any Environmental Law or to any third party. Indemnitor hereby irrevocably appoints Lender as Indemnitor’s attorney-in-fact with full power to perform such of Indemnitor’s obligations under this section of the Agreement as Lender deems necessary and appropriate.

Notices.  Indemnitor shall immediately notify Lender upon becoming aware of any of the following:

(1)                          Any spill, release or disposal of a Hazardous Substance on any of the Property, or in connection with any of its operations if such spill, release or disposal must be reported to any governmental authority under applicable Environmental Laws.

(2)                          Any contamination, or imminent threat of contamination, of the Property by Hazardous Substances, or any violation of Environmental Laws in connection with the Property or the operations conducted on the Property.

(3)                          Any order, notice of violation, fine or penalty or other similar action by any governmental authority relating to Hazardous Substances or Environmental Law’s and the Properly or the operations conducted on the Property_

(4)                          Any judicial or administrative investigation or proceeding relating to Hazardous Substances or Environmental Laws and to the Property or the operations conducted on the Property.

(5)                          Any matters relating to Hazardous Substances or Environmental Laws that would give a reasonably prudent Lender cause to be concerned that the value of Lender’s security interest in the Property may be reduced or threatened or that may impair, or threaten to impair, Indemnitors ability to perform any of its obligations under this Agreement when such performance is due.

Access to Records.  Indemnitor shall deliver to Lender. at Lender’s request, copies of any and all documents in indemnitor’s possession or to which has access relating to Hazardous Substances or Environmental Laws and the Property and the operations conducted on the Property, including without limitation results of laboratory analyses, site assessments or studies. environmental audit reports and other consultants’ studies and reports.

Inspections. Lender reserves the right to inspect and investigate the Property and operations on it at any time and from time to time, and Indemnitor shall cooperate fully with Lender in such inspection and investigations. If Lender at any time has reason to believe that Indemnitor or any Occupants of the Property are not complying with all applicable Environmental Laws or with the requirements of this Agreement or that a material spill, release or disposal of Hazardous Substances has occurred on or under the Property. Lender may require Indemnitor to furnish Lender at Indemnitor’s expense an environmental audit or a site assessment with respect to the matters of concern to Lender, Such audit or assessment shall be performed by a qualified consultant approved by Lender. Any inspections or tests made by Lender shall be far Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to any Indemnitor or to any other person.

INDEMNITOR’S WAIVER AND INDEMNIFICATION.  lndemnitor hereby agrees to and shall indemnify. defend, and hold harmless Lender and Lender’s officers, directors, employees and agents, and Lender’s successors and assigns and their officers. directors, employees and agents from and against any and all Claims, demands. tosses. liabilities, costs, fines, penalties and expenses (including without limitation attorneys’ fees at trial and on any appeal or petition for review, consultants’ fees, remedial action costs, natural resource damages and diminution in value) incurred by such person (a)arising out of or relating to any investigatory or remedial action involving the Property. the operations conducted on the Property, or any other operations of Indemnitor or any Occupant and required by Environmental Laws or by orders of any governmental authority having jurisdiction under any Environmental Laws, including without limitation any natural resource damages, or (b) arising nut of or related to any noncompliance with or violation of Environmental Laws or any applicable permits or approvals, or (c) an account of injury to Lender or any person whatsoever or damage to any property arising out of, in connection with. or in any way relating to (i) the breach of any covenant, representation or warranty contained in this Agreement, (ii) the violation of any Environmental Laws, permits, authorizations or approvals, (iii) the use, treatment, storage, generation, manufacture, transport. release, spill, disposal or other handling of Hazardous Substances on the Property, or (iv) the contamination of any of the Property by, or Me presence, release or threatened release of, Hazardous Substances by any means whatsoever(explicitly including without limitation any presently existing contamination of the Property, whether or not previously disclosed to Lender), or (d) pursuant to this Agreement. indemnitors obligations under this section shall survive the termination of this Agreement and as set forth below in the Survival section. In addition to this indemnity, Indemnitor hereby releases and waives all present and future claims against Lender for indemnity or contribution in the event Indemnitor becomes liable for cleanup or other costs under any Environmental Laws.

PAYMENT: FULL RECOURSE TO INDEMNITOR.  Indemnitor intends that Lender shall have full recourse to Indemnitor for Indemnitors obligations under this Agreement as they become due to Lender. Such liabilities, losses, claims, damages and expenses shall be reimbursable to Lender as Lender’s obligations to make payments with respect thereto are incurred, without any requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, and lndemnitor shall pay such liability, losses, claims, damages and expenses to Lender as so incurred within thirty (30) days after written notice from Lender. Lender’s notice shall contain a brief itemization of the amounts incurred to the date of such notice.  In addition to any remedy available for failure to pay periodically such amounts, such amounts shall thereafter bear Interest at the Note default rate. or in the absence of a default rate, at the Note interest rate.

SURVIVAL. The covenants contained in this Agreement shall survive (A) the repayment of the Indebtedness, (B) any foreclosure, whether judicial or nonjucicial, of the Property, and (C) any delivery of a deed in lieu of foreclosure to Lender or any successor of Lender. The covenants contained in this Agreement shall be for the benefit of Lender and any successor to Lender, as holder of any security interest in the Property or the indebtedness secured thereby. or as owner of the Property following foreclosure or the delivery of a deed in lieu of foreclosure

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses.  If Lender institutes any suit or action to enforce any of the terms of this Agreement, Lender strait be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal. Whether or riot any court action is involved. and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include. without limitation, however subject to any limits under applicable law, Lenders attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ tees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees and title insurance, to the extent permitted by applicable law. Indemnitor also will pay any court costs, in addition to all other sums provided by law.

Caption Headings.  Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement,

Governing Law.  With respect to procedural matters related to the perfection and enforcement of Lender’s rights against the Property, this Agreement will be governed by federal taw applicable to Lender and to the extent not preempted by federal law, the laws of the State of Hawaii. In all other respects, this Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Agreement is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction that is evidenced by the Note and this Agreement has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of California.

Choice of Venue. If there is a lawsuit, lndemnitor agrees upon Lender’s request to submit to the jurisdiction of the courts of Los Angeles County, State of California,

Joint and Several Liability. All obligations of Indemnitor under this Agreement shall be joint and several, and all references to Indemnitor shall mean each and every lndemnitor.  This means that each Indemnitor signing below is responsible for all obligations in this Agreement.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement.  No prior waiver by Lender, nor any course of dealing between Lender and Indemnitor, shall constitute a waiver of any of Lenders rights or of any of Indemnitor’s obligations as to any future transactions.  Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.  Indemnitor hereby waives notice of acceptance of this Agreement by Lender.

Notices.  Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail. as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Indemnitor agrees to keep Lender informed at all times of indemnitors current address. Unless otherwise provided or required by law. if there is more than one Indemnitor, any notice given by Lender to any Indemnitor is deemed to be notice given to all Indemnitors.

Severability.  If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, Invalidity, or unenforceability of any provision of this Agreement shall not effect the legality. validity or enforceability of any other provision of this Agreement.

Successors and Assigns.  Subject to any limitations stated in this Agreement on transfer of Indemnitors interest, this Agreement shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives, successors and assigns. If ownership of the Property becomes vested in a person other than Indemnitor, Lender, without notice to Indemnitor, may deal with Indemnitors successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Indemnitor from the obligations of this Agreement or liability under the Indebtedness.

Time is of the Essence.  Time is of the essence in the performance of this Agreement.

DEFINITIONS.  The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America.  Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement.  The word “Agreement” means this Hazardous Substances Agreement, as this Hazardous Substances Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Hazardous Substances Agreement from time to time.

Environmental Laws.  The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA” ), the Superfund Amendments and Reauthorization Act of 1986, Pub, L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.SC. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Hazardous Substances.  The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored. disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and alt hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws, The term “Hazardous Substances’ also includes, without limitation, petroleum and petroleum by products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of. extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Indemnitors obligations or expenses incurred by Lender to enforce lndemnitor’s obligations under this Agreement, together with interest an Such amounts as provided in this Agreement.

Lender.  The word “Lender” means Pacific Western Bank, its successors and assigns.

Note.  The word “Note” means the Note executed by TDM Beach Villas, LLC, a Hawaii limited liability company in the principal amount of $6,000,000.00 dated November 24, 2008, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Occupant.  The word “Occupant” means individually and collectively all persons or entities occupying or utilizing the Property, whether as owner, tenant, operator or Other occupant.

Property.  The word ‘Property” means all of Indemnitors right, title and interest in and to all the Property as described in the “Property Description” section of this Agreement.

Real Property.  The words “Real Property” mean the real property, interests and rights, as further described in this Agreement.

Related Documents.  The words “Related Documents” mean all promissory notes. credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT, AND EACH AGREES TO ITS TERMS.  NO FORMAL ACCEPTANCE BY LENDER IS NECESSARY TO MAKE THIS AGREEMENT EFFECTIVE.  THIS AGREEMENT IS DATED NOVEMBER 24, 2008

BORROWER:

TDM BEACH VILLAS, LLC, A HAWAII LIMITED LIABILITY COMPANY

By:	/s/ Mark S. Richards
Mark S. Richards, Manager of TDM Beach Villas, LLC, a Hawaii limited liability company

By:	/s/ Mark S. Richards
Thomas C. Connor, Manager of TDM Beach Villas, LLC, a Hawaii limited liability company

By:	/s/ Donald W. Wooley
Donald W. Wooley, Manager of TDM Beach Villas, LLC, a Hawaii limited liability company

GUARANTOR:

X	/s/ Mark S. Richards
Mark S. Richards, Individually

X	/s/ Thomas C. Connor
Thomas C. Connor, Individually

X	/s/ Donald W. Wooley
Donald W. Wooley, Individually

X	/s/ Mark S. Richards
Mark S. Richards, Trustee of Mark S. and Cheryl L. Richards Family Revocable Trust under the provisions of a Trust Agreement dated March 17, 1989

X	/s/ Cheryl L. Richards
Cheryl L. Richards, Trustee of Mark S. and Cheryl L. Richards Family Revocable Trust under the provisions of a Trust Agreement dated March 17, 1989

KENNEDY-WILSON INC., A DELAWARE CORPORATION

By:	/s/ Mary L. Ricks
Mary L. Ricks, Vice President of Kennedy-Wilson, Inc., a Delaware corporation

By:	/s/ Freeman A. Lyle
Freeman A. Lyle, CFO/Secretary of Kennedy-Wilson, Inc., a Delaware corporation

LENDER:

PACIFIC WESTERN BANK

X
Authorized Signer

STATE OF HAWAII	)	SS
)
CITY AND COUNTY OF HONOLULU	)

On this the                      day of                                                           , 2008, before me personally appeared Mark S. Richards, personally known to me —OR— proved to me on the basis of satisfactory evidence who, being by me duly sworn or affirmed, did say that such person executed the foregoing instrument as the free act and deed of such person, and if applicable in the capacities shown, having duly authorized to execute such instrument in such capacities

Printed Name:

Notary Public, State of Hawaii
			My commission expires:	Printed Name:

Doc Date:	# Pages:

Notary Name:	—

Doc. Description:

(Official Stamp or Seal)
Notary Signature		Date

NOTARY CERTIFICATION (at time of notarization)